Exhibit 99.1

Second Quarter 2013
Earnings Release
and Supplemental Information

Ashburn Corporate Campus (ACC)
Ashburn, VA

DuPont Fabros Technology, Inc. 1212 New York Avenue, NW Suite 900 Washington, D.C. 20005 (202) 728-0044 www.dft.com NYSE: DFT	Investor Relations Contacts: Mr. Mark L. Wetzel EVP, CFO & Treasurer mwetzel@dft.com (202) 728-0033	Mr. Christopher A. Warnke Manager, Investor Relations investorrelations@dft.com (202) 478-2330

Second Quarter 2013 Results

Table of Contents
Earnings Release	1-4
Consolidated Statements of Operations	5
Reconciliations of Net Income to Funds From Operations and Adjusted Funds From Operations	6
Consolidated Balance Sheets	7
Consolidated Statements of Cash Flows	8
Operating Properties	9
Lease Expirations	10
Development Projects	11
Debt Summary and Debt Maturity	12
Selected Unsecured Debt Metrics and Capital Structure	13
Common Share and Operating Partnership Unit Weighted Average Amounts Outstanding	14
2013 Guidance	15

Note: This press release supplement contains certain non-GAAP financial measures that management believes are helpful in understanding the company's business, as further discussed within this press release supplement. These financial measures, which include Funds From Operations, Adjusted Funds From Operations, Funds From Operations per share and Adjusted Funds From Operations per share, should not be considered as an alternative to net income, earnings per share or any other GAAP measurement of performance or as an alternative to cash flows from operating, investing or financing activities. Furthermore, these non-GAAP financial measures are not intended to be a measure of cash flow or liquidity. Information included in this supplemental package is unaudited.

NEWS

DUPONT FABROS TECHNOLOGY, INC. REPORTS SECOND QUARTER 2013 RESULTS
Revenues up 11%
Adjusted Funds from Operations per share up 40%

WASHINGTON, DC, -- July 25, 2013 - DuPont Fabros Technology, Inc. (NYSE: DFT) today reported results for the quarter ended June 30, 2013. All per share results are reported on a fully diluted basis.
Highlights

•	As of June 30, 2013, the company's overall operating portfolio was 91% leased with the stabilized portfolio at 90% leased and the non-stabilized portfolio at 93% leased.

•	Quarterly Highlights:

•	Reported Funds from Operations (“FFO”) of $0.47 per share representing a 27% increase over the prior year quarter.

•	Reported Adjusted FFO per share of $0.42 representing a 40% increase over the prior year quarter.

•	Commenced three leases totaling 4.88 megawatts ("MW") and 28,118 raised square feet.

•	Increased revolving credit facility to $400 million from $225 million through exercise of accordion.

•	As reported last quarter:

▪	Signed one lease totaling 1.73 MW of critical load and 10,151 raised square feet at CH1 which is now 100% leased and commenced.

▪	Commenced development of ACC7 Phase I (11.89 MW) with expected completion in the second quarter of 2014. ACC7 is expected to be built in four phases totaling 41.60 MW available for use by tenants.

▪	Increased second quarter 2013 common stock dividend 25% to $0.25 per share.
Subsequent to the Second Quarter:

•	Renewed one lease for five years totaling 1.14 MW and 5,300 raised square feet.
Hossein Fateh, President and Chief Executive Officer, said, “DFT continues to focus on the plan to lease our remaining wholesale data center capacity and to develop new capacity in existing locations. We are optimistic in our ability to lease our available space based on expected data center demand.”
Second Quarter 2013 Results
For the quarter ended June 30, 2013, the company reported earnings of $0.18 per share compared to $0.11 per share for the second quarter of 2012, an increase of 64%. Revenues increased 11%, or $8.9 million, to $91.6 million for the second quarter of 2013 over the second quarter of 2012. The increase in revenues is primarily due to new leases commencing.

FFO for the quarter ended June 30, 2013 was $0.47 per share compared to $0.37 per share for the second quarter of 2012. The increase of $0.10 per share from the prior year quarter is due to higher operating income excluding depreciation.
First Half 2013 Results
For the six months ended June 30, 2013, the company reported earnings of $0.30 per share compared to $0.19 per share for the first half of 2012, an increase of 58%. Revenues increased 11%, or $18.3 million, to $179.3 million for the first six months of 2013 over the year ago period. The increase in revenues is primarily due to new leases commencing.
FFO for the six months ended June 30, 2013 was $0.87 per share, compared to $0.72 per share for the first half of 2012. The increase of $0.15 per share from the year ago period is primarily due to:

•	A positive impact of $0.18 per share from higher operating income excluding depreciation.

•	A negative impact of $0.02 per share due to the one-time write-off of deferred financing costs related to a secured loan payoff in the first quarter of 2013.

•	A negative impact of $0.01 per share from higher interest expense primarily due to lower capitalized interest.
Portfolio Update
During the second quarter, the company signed one lease at CH1 with a lease term of 5.1 years totaling 1.73 MW and 10,151 raised square feet. A portion of the lease commenced in the second quarter and the other portion is a replacement for the 0.43 MW expiring on December 31, 2013 and is expected to commence in the first quarter of 2014.
Year to Date, the company:

•
Signed two leases with a weighted average lease term of 5.2 years totaling 4.01 MW and 21,151 raised square feet that are expected to generate approximately $3.9 million of annualized GAAP base rent revenue.

•	Commenced nine leases totaling 20.69 MW and 110,716 raised square feet.

•	Renewed one lease at ACC4 for five years totaling 1.14 MW and 5,300 raised square feet.
Development Update
In May 2013, the company executed an agreement with its general contractor to build the entire shell and portions of the underground conduit at ACC7 (41.60 MW of critical load) and to fully develop the first phase of ACC7 (11.89 MW of critical load). The total cost of the entire ACC7 data center is expected to range from $7.0 million per MW to $7.9 million per MW, excluding capitalized interest. ACC7 will be the first data center built using the company's new design. Expected Power Usage Efficiency (“PUE”) is 1.2 which will result in reduced energy costs for customers and the new design is also expected to lower operating costs. The company can build in modular units as small as 5.9 MW of critical load, allowing delivery on a just-in-time basis, reducing the risk of speculative development.
Balance Sheet and Liquidity
The company announced in November 2012 a twelve-month common stock repurchase program of up to $80 million. In the second quarter of 2013, the company did not repurchase any shares. Under this program the company has repurchased $37.8 million or 1,632,673 shares of common stock at an average price of $23.12 per share.

On June 12, 2013, the company exercised the accordion on its revolving credit facility increasing the facility from $225 million to $400 million. A new accordion was put into place to provide the company with the option to increase the total commitment under the facility to $600 million, if one or more lenders commit to being a lender for the additional amount and certain other customary conditions are met.
As of June 30, 2013, the company had $14 million of cash available on its balance sheet and $340 million of available capacity under its revolving credit facility.
Common Dividend
The company's Board of Directors increased the quarterly common dividend in the second quarter of 2013 by 25% to $0.25 per share, an annualized rate of $1.00 per share.
Third Quarter and Full Year 2013 Guidance
The company has established an FFO guidance range of $0.47 to $0.49 per share for the third quarter of 2013.
The company's 2013 FFO guidance range remains unchanged at $1.82 to $1.92 per share. The 2013 lower end of the guidance range still assumes no additional leases will be executed this year.
Second Quarter 2013 Conference Call and Webcast Information
The company will host a conference call to discuss these results today, Thursday, July 25, 2013 at 1:00 p.m. ET. To access the live call, please visit the Investor Relations section of the company's website at www.dft.com or dial 1-800-860-2442 (domestic) or 1-412-858-4600 (international). A replay will be available for seven days by dialing 1-877-344-7529 (domestic) or 1-412-317-0088 (international) using passcode 10030785. The webcast will be archived on the company's website for one year at www.dft.com on the Presentations & Webcasts page.
About DuPont Fabros Technology, Inc.
DuPont Fabros Technology, Inc. (NYSE: DFT) is a leading owner, developer, operator and manager of enterprise-class, carrier neutral, multi-tenant wholesale data centers. The Company's facilities are designed to offer highly specialized, efficient and safe computing environments in a low-cost operating model. The Company's customers outsource their mission critical applications and include national and international enterprises across numerous industries, such as technology, Internet content providers, media, communications, cloud-based, healthcare and financial services.  The Company's ten data centers are located in four major U.S. markets, which total 2.5 million gross square feet and 218 megawatts of available critical load to power the servers and computing equipment of its customers. DuPont Fabros Technology, Inc., a real estate investment trust (REIT) is headquartered in Washington, DC.  For more information, please visit www.dft.com.

Forward-Looking Statements
Certain statements contained in this press release may be deemed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The matters described in these forward-looking statements include expectations regarding future events, results and trends and are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond the company's control. The company faces many risks that could cause its actual performance to differ materially from the results contemplated by its forward-looking statements, including, without limitation, the risk that its assumptions underlying its full year and third quarter 2013 FFO guidance are not realized, the risks related to the leasing of available space to third-party tenants, including delays in executing new leases and failure to negotiate leases on terms that will enable it to achieve its expected returns, risks related to the collection of accounts and notes receivable, the risk that the company may be unable to obtain new financing on favorable terms to facilitate, among other things, future development projects, the risks commonly associated with construction and development of new facilities (including delays and/or cost increases associated with the completion of new developments), risks relating to obtaining required permits and compliance with permitting, zoning, land-use and environmental requirements, the risk that the company will not declare and pay dividends as anticipated for 2013 and the risk that the company may not be able to maintain its qualification as a REIT for federal tax purposes. The periodic reports that the company files with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2012 and its quarterly report on Form 10-Q for the quarter ended March 31, 2013, contain detailed descriptions of these and many other risks to which the company is subject. These reports are available on our website at www.dft.com. Because of the risks described above and other unknown risks, the company's actual results, performance or achievements may differ materially from the results, performance or achievements contemplated by its forward-looking statements. The information set forth in this news release represents management's expectations and intentions only as of the date of this press release. The company assumes no responsibility to issue updates to the contents of this press release.

DUPONT FABROS TECHNOLOGY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited and in thousands except share and per share data)

	Three months ended June 30,		Six months ended June 30,
	2013	2012	2013	2012

Revenues:
Base rent	$61,710	$55,773	$122,193	$108,943
Recoveries from tenants	29,047	25,728	55,386	49,814
Other revenues	807	1,157	1,744	2,283
Total revenues	91,564	82,658	179,323	161,040
Expenses:
Property operating costs	24,767	23,473	48,279	45,836
Real estate taxes and insurance	3,673	2,413	7,314	4,584
Depreciation and amortization	23,196	22,484	46,235	44,354
General and administrative	4,332	4,505	8,882	9,741
Other expenses	585	744	1,357	1,412
Total expenses	56,553	53,619	112,067	105,927
Operating income	35,011	29,039	67,256	55,113
Interest income	16	45	53	79
Interest:
Expense incurred	(12,505)	(12,674)	(25,442)	(24,537)
Amortization of deferred financing costs	(775)	(916)	(3,393)	(1,803)
Net income	21,747	15,494	38,474	28,852
Net income attributable to redeemable noncontrolling interests – operating partnership	(2,965)	(2,006)	(4,938)	(3,576)
Net income attributable to controlling interests	18,782	13,488	33,536	25,276
Preferred stock dividends	(6,811)	(6,811)	(13,622)	(13,430)
Net income attributable to common shares	$11,971	$6,677	$19,914	$11,846
Earnings per share – basic:
Net income attributable to common shares	$0.19	$0.11	$0.31	$0.19
Weighted average common shares outstanding	64,380,566	62,897,982	64,733,309	62,733,265
Earnings per share – diluted:
Net income attributable to common shares	$0.18	$0.11	$0.30	$0.19
Weighted average common shares outstanding	65,188,907	63,749,724	65,556,852	63,648,912
Dividends declared per common share	$0.25	$0.15	$0.45	$0.27

DUPONT FABROS TECHNOLOGY, INC.
RECONCILIATIONS OF NET INCOME TO FFO AND AFFO (1)
(unaudited and in thousands except share and per share data)

	Three months ended June 30,		Six months ended June 30,
	2013	2012	2013	2012
Net income	$21,747	$15,494	$38,474	$28,852
Depreciation and amortization	23,196	22,484	46,235	44,354
Less: Non real estate depreciation and amortization	(229)	(260)	(471)	(534)
FFO	44,714	37,718	84,238	72,672
Preferred stock dividends	(6,811)	(6,811)	(13,622)	(13,430)
FFO attributable to common shares and OP units	$37,903	$30,907	$70,616	$59,242
Straight-line revenues, net of reserve	(2,047)	(6,203)	(6,654)	(11,226)
Amortization of lease contracts above and below market value	(597)	(853)	(1,195)	(1,832)
Compensation paid with Company common shares	1,612	1,639	3,515	3,673
Non real estate depreciation and amortization	229	260	471	534
Amortization of deferred financing costs	775	916	1,693	1,803
Write-off of deferred financing costs	—	—	1,700	—
Improvements to real estate	(3,548)	(1,498)	(4,357)	(1,677)
Capitalized leasing commissions	(56)	(537)	(168)	(699)
AFFO	$34,271	$24,631	$65,621	$49,818
FFO attributable to common shares and OP units per share - diluted	$0.47	$0.37	$0.87	$0.72
AFFO per share - diluted	$0.42	$0.30	$0.80	$0.60
Weighted average common shares and OP units outstanding - diluted	81,119,817	82,623,517	81,605,473	82,588,508

(1) Funds from operations, or FFO, is used by industry analysts and investors as a supplemental operating performance measure for REITs. The Company calculates FFO in accordance with the definition that was adopted by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT. FFO, as defined by NAREIT, represents net income determined in accordance with GAAP, excluding extraordinary items as defined under GAAP, impairment charges on depreciable real estate assets and gains or losses from sales of previously depreciated operating real estate assets, plus specified non-cash items, such as real estate asset depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. The Company also presents FFO attributable to common shares and OP units, which is FFO excluding preferred stock dividends. FFO attributable to common shares and OP units per share is calculated on a basis consistent with net income attributable to common shares and OP units and reflects adjustments to net income for preferred stock dividends.
The Company uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that, when compared period over period, captures trends in occupancy rates, rental rates and operating expenses. The Company also believes that, as a widely recognized measure of the performance of equity REITs, FFO may be used by investors as a basis to compare the Company's operating performance with that of other REITs. However, because FFO excludes real estate related depreciation and amortization and captures neither the changes in the value of the Company's properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of the Company's properties, all of which have real economic effects and could materially impact the Company's results from operations, the utility of FFO as a measure of the Company's performance is limited.
While FFO is a relevant and widely used measure of operating performance of equity REITs, other equity REITs may use different methodologies for calculating FFO and, accordingly, FFO as disclosed by such other REITs may not be comparable to the Company's FFO. Therefore, the Company believes that in order to facilitate a clear understanding of its historical operating results, FFO should be examined in conjunction with net income as presented in the consolidated statements of operations. FFO should not be considered as an alternative to net income or to cash flow from operating activities (each as computed in accordance with GAAP) or as an indicator of the Company's liquidity, nor is it indicative of funds available to meet the Company's cash needs, including its ability to pay dividends or make distributions.
The Company also presents FFO with supplemental adjustments to arrive at Adjusted FFO (“AFFO”). AFFO is FFO attributable to common shares and OP units excluding straight-line revenue, compensation paid with Company common shares, gain or loss on derivative instruments, acquisition of service agreements, below market lease amortization net of above market lease amortization, early extinguishment of debt costs, non real estate depreciation and amortization, amortization of deferred financing costs, improvements to real estate and capitalized leasing commissions. AFFO does not represent cash generated from operating activities in accordance with GAAP and therefore should not be considered an alternative to net income as an indicator of the Company's operating performance or as an alternative to cash flow provided by operations as a measure of liquidity and is not necessarily indicative of funds available to fund the Company's cash needs including the Company's ability to pay dividends. In addition, AFFO may not be comparable to similarly titled measurements employed by other companies. The Company's management uses AFFO in management reports to provide a measure of REIT operating performance that can be compared to other companies using AFFO.

DUPONT FABROS TECHNOLOGY, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands except share data)

	June 30, 2013	December 31, 2012
	(unaudited)
ASSETS
Income producing property:
Land	$75,956	$73,197
Buildings and improvements	2,419,359	2,315,499
	2,495,315	2,388,696
Less: accumulated depreciation	(369,420)	(325,740)
Net income producing property	2,125,895	2,062,956
Construction in progress and land held for development	135,950	218,934
Net real estate	2,261,845	2,281,890
Cash and cash equivalents	14,373	23,578
Rents and other receivables, net	8,808	3,840
Deferred rent, net	149,771	144,829
Lease contracts above market value, net	9,704	10,255
Deferred costs, net	33,628	35,670
Prepaid expenses and other assets	42,300	30,797
Total assets	$2,520,429	$2,530,859
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Line of credit	$60,000	$18,000
Mortgage notes payable	115,000	139,600
Unsecured notes payable	550,000	550,000
Accounts payable and accrued liabilities	24,416	22,280
Construction costs payable	5,762	6,334
Accrued interest payable	2,347	2,601
Dividend and distribution payable	25,901	22,177
Lease contracts below market value, net	12,276	14,022
Prepaid rents and other liabilities	50,770	35,524
Total liabilities	846,472	810,538
Redeemable noncontrolling interests – operating partnership	383,877	453,889
Commitments and contingencies	—	—
Stockholders’ equity:
Preferred stock, $.001 par value, 50,000,000 shares authorized:
Series A cumulative redeemable perpetual preferred stock, 7,400,000 issued and outstanding at June 30, 2013 and December 31, 2012	185,000	185,000
Series B cumulative redeemable perpetual preferred stock, 6,650,000 issued and outstanding at June 30, 2013 and December 31, 2012	166,250	166,250
Common stock, $.001 par value, 250,000,000 shares authorized, 64,700,976 shares issued and outstanding at June 30, 2013 and 63,340,929 shares issued and outstanding at December 31, 2012	65	63
Additional paid in capital	938,765	915,119
Retained earnings	—	—
Total stockholders’ equity	1,290,080	1,266,432
Total liabilities and stockholders’ equity	$2,520,429	$2,530,859

DUPONT FABROS TECHNOLOGY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited and in thousands)

	Six months ended June 30,
	2013	2012
Cash flow from operating activities
Net income	$38,474	$28,852
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	46,235	44,354
Straight line rent, net of reserve	(6,654)	(11,226)
Amortization of deferred financing costs	1,693	1,803
Write-off of deferred financing costs	1,700	—
Amortization of lease contracts above and below market value	(1,195)	(1,832)
Compensation paid with Company common shares	3,515	3,673
Changes in operating assets and liabilities
Rents and other receivables	(3,219)	(566)
Deferred costs	(205)	(787)
Prepaid expenses and other assets	(10,650)	(3,583)
Accounts payable and accrued liabilities	2,260	(2,045)
Accrued interest payable	(254)	56
Prepaid rents and other liabilities	14,087	(110)
Net cash provided by operating activities	85,787	58,589
Cash flow from investing activities
Investments in real estate – development	(20,516)	(35,752)
Interest capitalized for real estate under development	(504)	(1,533)
Improvements to real estate	(4,357)	(1,677)
Additions to non-real estate property	(24)	(55)
Net cash used in investing activities	(25,401)	(39,017)
Cash flow from financing activities
Issuance of preferred stock, net of offering costs	—	62,685
Line of credit:
Proceeds	72,000	15,000
Repayments	(30,000)	(35,000)
Mortgage notes payable:
Proceeds	115,000	—
Lump sum payoffs	(138,300)	—
Repayments	(1,300)	(2,600)
Exercises of stock options	—	868
Payments of financing costs	(3,036)	(2,081)
Common stock repurchases	(37,792)	—
Dividends and distributions:
Common shares	(25,597)	(15,122)
Preferred shares	(13,622)	(12,384)
Redeemable noncontrolling interests – operating partnership	(6,944)	(4,563)
Net cash (used in) provided by financing activities	(69,591)	6,803
Net (decrease) increase in cash and cash equivalents	(9,205)	26,375
Cash and cash equivalents, beginning	23,578	14,402
Cash and cash equivalents, ending	$14,373	$40,777
Supplemental information:
Cash paid for interest	$26,200	$26,014
Deferred financing costs capitalized for real estate under development	$34	$97
Construction costs payable capitalized for real estate under development	$5,762	$14,048
Redemption of operating partnership units	$69,900	$5,700
Adjustments to redeemable noncontrolling interests - operating partnership	$2,111	$83,333

DUPONT FABROS TECHNOLOGY, INC.
Operating Properties
As of June 30, 2013

Property	Property Location	Year Built/ Renovated	Gross Building Area (2)	Raised Square Feet (2)	Critical Load MW (3)	% Leased (4)	% Commenced (5)
Stabilized (1)
ACC2	Ashburn, VA	2001/2005	87,000	53,000	10.4	100%	100%
ACC3	Ashburn, VA	2001/2006	147,000	80,000	13.9	100%	100%
ACC4	Ashburn, VA	2007	347,000	172,000	36.4	100%	100%
ACC5	Ashburn, VA	2009-2010	360,000	176,000	36.4	98%	98%
ACC6 Phase I	Ashburn, VA	2011	131,000	65,000	13.0	100%	100%
CH1 Phase I	Elk Grove Village, IL	2008	285,000	122,000	18.2	100%	100%
CH1 Phase II	Elk Grove Village, IL	2012	200,000	109,000	18.2	100%	100%
NJ1 Phase I	Piscataway, NJ	2010	180,000	88,000	18.2	39%	39%
VA3	Reston, VA	2003	256,000	147,000	13.0	51%	51%
VA4	Bristow, VA	2005	230,000	90,000	9.6	100%	100%
Subtotal – stabilized			2,223,000	1,102,000	187.3	90%	90%
Completed not Stabilized
ACC6 Phase II	Ashburn, VA	2013	131,000	65,000	13.0	100%	67%
SC1 Phase I	Santa Clara, CA	2011	180,000	88,000	18.2	88%	81%
Subtotal – non-stabilized			311,000	153,000	31.2	93%	75%
Total Operating Properties			2,534,000	1,255,000	218.5	91%	88%

(1)	Stabilized operating properties are either 85% or more leased and commenced or have been in service for 24 months or greater.

(2)
Gross building area is the entire building area, including raised square footage (the portion of gross building area where the tenants' computer servers are located), tenant common areas, areas controlled by the Company (such as the mechanical, telecommunications and utility rooms) and, in some facilities, individual office and storage space leased on an as available basis to the tenants.

(3)
Critical load (also referred to as IT load or load used by tenants' servers or related equipment) is the power available for exclusive use by tenants expressed in terms of megawatt, or MW, or kilowatt, or kW (1 MW is equal to 1,000 kW).

(4)
Percentage leased is expressed as a percentage of critical load that is subject to an executed lease totaling 198.2 MW. Leases executed as of June 30, 2013 represent $250 million of base rent on a GAAP basis and $251 million of base rent on a cash basis over the next twelve months.

(5)	Percentage commenced is expressed as a percentage of critical load where the lease has commenced under generally accepted accounting principles.

DUPONT FABROS TECHNOLOGY, INC.
Lease Expirations
As of June 30, 2013

The following table sets forth a summary schedule of lease expirations of the operating properties for each of the ten calendar years beginning with 2013. The information set forth in the table below assumes that tenants exercise no renewal options and takes into account tenants’ early termination options.

Year of Lease Expiration	Number of Leases Expiring (1)	Raised Square Feet Expiring (in thousands) (2)	% of Leased Raised Square Feet	Total kW of Expiring Commenced Leases (2)	% of Leased kW	% of Annualized Base Rent (3)
2013 (4)	2	8	0.7%	1,567	0.8%	0.9%
2014	6	35	3.2%	6,287	3.3%	3.7%
2015	4	70	6.5%	13,812	7.2%	6.7%
2016	4	32	2.9%	4,686	2.4%	2.5%
2017	11	80	7.4%	14,206	7.4%	7.0%
2018	16	168	15.5%	33,286	17.3%	16.6%
2019	11	168	15.5%	31,035	16.1%	15.1%
2020	9	96	8.8%	15,196	7.9%	8.3%
2021	7	131	12.1%	24,269	12.6%	13.3%
2022	6	75	6.9%	12,812	6.6%	7.4%
After 2022	15	222	20.5%	35,567	18.4%	18.5%
Total	91	1,085	100%	192,723	100%	100%

(1)	Represents 33 tenants with 91 lease expiration dates. Top four tenants represent 61% of annualized base rent.

(2)	Raised square footage is that portion of gross building area where the tenants locate their computer servers. One MW is equal to 1,000 kW.

(3)	Annualized base rent represents the monthly contractual base rent (defined as cash base rent before abatements) multiplied by 12 for commenced leases totaling 192.7 MW as of June 30, 2013.

(4)
One lease, representing 5,300 raised square feet, 1,137 kW of critical load and 0.7% of annualized base rent, was renewed in July 2013 for five years. The second lease will expire on December 31, 2013, representing 2,800 raised square feet, 430 kW of critical load and 0.2% of annualized base rent as notice was provided. This space has been re-leased with the new lease expected to commence on January 1, 2014 and expire in 2019.

DUPONT FABROS TECHNOLOGY, INC.
Development Projects
As of June 30, 2013
($ in thousands)

Property	Property Location	Gross Building Area (1)	Raised Square Feet (2)	Critical Load MW (3)	Estimated Total Cost (4)	Construction in Progress & Land Held for Development (5)

Current Development Projects
ACC7 Phase I	Ashburn, VA	126,000	70,000	11.9	$85,000 - $90,000	$7,296

Future Development Projects/Phases
ACC7 Phases II to IV	Ashburn, VA	320,000	176,000	29.7	$78,000 - $82,000	18,221
SC1 Phase II	Santa Clara, CA	180,000	88,000	18.2		61,834
NJ1 Phase II	Piscataway, NJ	180,000	88,000	18.2		39,212
		680,000	352,000	66.1		119,267
Land Held for Development
ACC8	Ashburn, VA	100,000	50,000	10.4		3,659
SC2 Phase I/II	Santa Clara, CA	200,000	125,000	26.0		5,728
		300,000	175,000	36.4		9,387
Total		1,106,000	597,000	114.4		$135,950

(1)
Gross building area is the entire building area, including raised square footage (the portion of gross building area where the tenants’ computer servers are located), tenant common areas, areas controlled by the Company (such as the mechanical, telecommunications and utility rooms) and, in some facilities, individual office and storage space leased on an as available basis to the tenants.

(2)
Raised square footage is that portion of gross building area where the tenants locate their computer servers. ACC7 will be built without a raised floor and the above represents computer room square footage.

(3)
Critical load (also referred to as IT load or load used by tenants’ servers or related equipment) is the power available for exclusive use by tenants expressed in terms of MW or kW (1 MW is equal to 1,000 kW).

(4)
Current development projects include land, capitalization for construction and development and capitalized operating carrying costs, as applicable, upon completion. Capitalized interest is excluded. Future development projects / phases include, land, shell and underground work through Phase I opening only.

(5)	Amount capitalized as of June 30, 2013. Future development projects / phases include only land, shell, underground work and capitalized interest through Phase I opening.

DUPONT FABROS TECHNOLOGY, INC.
Debt Summary as of June 30, 2013
($ in thousands)

	June 30, 2013
	Amounts	% of Total	Rates	Maturities (years)
Secured	$115,000	16%	2.0%	4.7
Unsecured	610,000	84%	7.9%	3.7
Total	$725,000	100%	6.9%	3.8
Fixed Rate Debt:
Unsecured Notes	$550,000	76%	8.5%	3.8
Fixed Rate Debt	550,000	76%	8.5%	3.8
Floating Rate Debt:
Unsecured Credit Facility	60,000	8%	2.0%	2.7
ACC3 Term Loan	115,000	16%	2.0%	4.7
Floating Rate Debt	175,000	24%	2.0%	4.1
Total	$725,000	100%	6.9%	3.8

Note:	The Company capitalized interest and deferred financing cost amortization of $0.3 million and $0.5 million during the three and six months ended June 30, 2013, respectively.

Debt Maturity as of June 30, 2013
($ in thousands)

Year	Fixed Rate		Floating Rate		Total	% of Total	Rates
2013	$—		$—		$—	—%	—%
2014	—		—		—	—%	—%
2015	125,000	(1)	—		125,000	17.2%	8.5%
2016	125,000	(1)	63,750	(2)(3)	188,750	26.0%	6.3%
2017	300,000	(1)	8,750	(3)	308,750	42.7%	8.3%
2018	—		102,500	(3)	102,500	14.1%	2.0%
Total	$550,000		$175,000		$725,000	100%	6.9%

(1)	The Unsecured Notes have mandatory amortization payments due December 15 of each respective year.

(2)	The Unsecured Credit Facility matures on March 21, 2016 with a one-year extension option.

(3)
The ACC3 Term Loan matures on March 27, 2018 with no extension option. Quarterly principal payments of $1.25 million begin on April 1, 2016, increase to $2.5 million on April 1, 2017 and continue through maturity.

DUPONT FABROS TECHNOLOGY, INC.
Selected Unsecured Debt Metrics

	6/30/13	12/31/12
Interest Coverage Ratio (not less than 2.0)	4.3	4.0

Total Debt to Gross Asset Value (not to exceed 60%)	25.2%	24.9%

Secured Debt to Total Assets (not to exceed 40%)	4.0%	4.9%

Total Unsecured Assets to Unsecured Debt (not less than 150%)	442.1%	334.3%

These selected metrics relate to DuPont Fabros Technology, LP's outstanding unsecured debt. DuPont Fabros Technology, Inc. is the general partner of DuPont Fabros Technology, LP.

Capital Structure as of June 30, 2013
(in thousands except per share data)

Line of credit				$60,000
Mortgage Notes Payable				115,000
Unsecured Notes				550,000
Total Debt				725,000	24.0%
Common Shares	80%	64,701
Operating Partnership (“OP”) Units	20%	15,896
Total Shares and Units	100%	80,597
Common Share Price at June 30, 2013		$24.15
Common Share and OP Unit Capitalization			$1,946,418
Preferred Stock ($25 per share liquidation preference)			351,250
Total Equity				2,297,668	76.0%
Total Market Capitalization				$3,022,668	100.0%

DUPONT FABROS TECHNOLOGY, INC.
Common Share and OP Unit
Weighted Average Amounts Outstanding

	Q2 2013	Q2 2012	YTD Q2 2013	YTD Q2 2012
Weighted Average Amounts Outstanding for EPS Purposes:

Common Shares - basic	64,380,566	62,897,982	64,733,309	62,733,265
Shares issued from assumed conversion of:
- Restricted Shares	51,954	70,030	75,837	138,320
- Stock Options	756,387	781,712	747,706	777,327
- Performance Units	—	—	—	—
Total Common Shares - diluted	65,188,907	63,749,724	65,556,852	63,648,912

Weighted Average Amounts Outstanding for FFO and AFFO Purposes:

Common Shares - basic	64,380,566	62,897,982	64,733,309	62,733,265
OP Units - basic	15,930,910	18,873,793	16,048,621	18,939,596
Total Common Shares and OP Units	80,311,476	81,771,775	80,781,930	81,672,861
Shares and OP Units issued from
assumed conversion of:
- Restricted Shares	51,954	70,030	75,837	138,320
- Stock Options	756,387	781,712	747,706	777,327
- Performance Units	—	—	—	—
Total Common Shares and Units - diluted	81,119,817	82,623,517	81,605,473	82,588,508

Period Ending Amounts Outstanding:
Common Shares	64,700,976
OP Units	15,895,537
Total Common Shares and Units	80,596,513

DUPONT FABROS TECHNOLOGY, INC.
2013 Guidance
The earnings guidance/projections provided below are based on current expectations and are forward-looking.

	Expected Q3 2013 per share	Expected 2013 per share (1)
Net income per common share and unit - diluted	$0.18 to $0.20	$0.66 to $0.76
Depreciation and amortization, net	0.29	1.16

FFO per share - diluted (2)	$0.47 to $0.49	$1.82 to $1.92

2013 Debt Assumptions

Weighted average debt outstanding	$740.0 million
Weighted average interest rate	7.00%

Total interest costs	$51.8 million
Amortization of deferred financing costs (3)	3.2 million
Interest expense capitalized	(1.9) million
Deferred financing costs amortization capitalized (4)	(0.1) million
Total interest expense after capitalization	$53.0 million

2013 Other Guidance Assumptions

Total revenues	$365 to $380 million
Base rent (included in total revenues)	$245 to $255 million
Straight-line revenues (included in base rent)	$7 to $12 million
General and administrative expense	$18 million
Investments in real estate - development (4)	$80 million
Improvements to real estate excluding development	$6 million
Preferred stock dividends	$27 million
Annualized common stock dividend	$1.00 per share
Weighted average common shares and OP units - diluted	81 million
Common share repurchase	$38 million
Acquisition of income producing properties	No amounts budgeted

(1)
Excludes contemplated refinancing of $550 million unsecured notes. If refinanced in December 2013, approximately $0.37 per share charge to earnings per share and FFO will be recorded. This includes approximately $23.4 million redemption fee (4.25% of principal) and $6.3 million of unamortized deferred financing costs.

(2)	For information regarding FFO, see “Reconciliations of Net Income to FFO and AFFO” on page 6 of this earnings release.

(3)	Excludes $1.7 million write-off of deferred financing costs related to the payoff of a secured loan.

(4)	Represents cash spend expected in 2013 for the ACC7 development.